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                                                                    EXHIBIT 7.5

                          AGREEMENT OF JOINT FILING

Insignia Properties Trust and Apartment Investment and Management Company agree that the Statement on Schedule 13D to which this Agreement is attached as an exhibit, and all future amendments to this Statement, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 19, 1999
                                              INSIGNIA PROPERTIES TRUST

                                              By:  /S/ PATRICK J. FOYE
                                                   ------------------------
                                                   Patrick J. Foye
                                                   Executive Vice President

                                              APARTMENT INVESTMENT AND
                                              MANAGEMENT COMPANY

                                              By:  /S/ PATRICK J. FOYE
                                                   ------------------------
                                                   Patrick J. Foye
                                                   Executive Vice President

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